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Exhibit 99.01

Residual Value Obligation

        Quarterly certificate for the quarter ended September 30, 2003

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Term used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	July 15, 2003	August 15, 2003	September 15, 2003
Allocation Dates during quarter:	July 16, 2003	August 18, 2003	September 16, 2003
Payment Date during quarter:	NA
AFCC Amount at beginning of quarter:	$510,769,644
AFCC Amount at end of quarter:	$523,792,587

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:	$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:	$—
Accrued RVO Payment Amount as of such Payment Date:	$—
Number of RVO's outstanding as of the applicable record date	N/A
Payment per RVO:	$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period	$697,694
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$0
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$510,769,644
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,384,621
less: Residual Cash Flow allocated to AFCC Amount:	$(697,694)
AFCC Amount after allocation:	$516,456,571
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—
As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$5,586,266
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$516,456,571
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,455,707
less: Residual Cash Flow allocated to AFCC Amount:	$(5,586,266)
AFCC Amount after allocation:	$517,326,012
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(337,080)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$517,326,012
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$6,466,575
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$523,792,587
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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  Exhibit 99.01
Residual Value Obligation